Exhibit 99.1

Republic Bancorp, Inc. Declares Common Stock Dividends

LOUISVILLE, Ky.--(BUSINESS WIRE)--November 19, 2014--Republic Bancorp, Inc. (NASDAQ: RBCAA), parent company of Republic Bank & Trust Company, declared a cash dividend of $0.187 per share on Class A Common Stock and $0.17 per share on Class B Common Stock, payable January 16, 2015 to shareholders of record as of December 19, 2014.

Republic Bancorp, Inc. (“Republic”) is the parent company of Republic Bank & Trust Company (the “Bank”). The Bank currently has 42 banking centers: 33 banking centers in 12 Kentucky communities - Covington, Crestwood, Elizabethtown, Florence, Frankfort, Georgetown, Independence, Lexington, Louisville, Owensboro, Shelbyville and Shepherdsville; three banking centers in southern Indiana – Floyds Knobs, Jeffersonville and New Albany; three banking centers in Florida – Hudson, Port Richey and Temple Terrace; two banking centers in Tennessee – Cool Springs (Franklin) and Green Hills (Nashville); and one banking center in Blue Ash (Cincinnati), Ohio. The Bank offers internet banking at www.republicbank.com. Republic has $3.6 billion in assets and is headquartered in Louisville, Kentucky. Republic's Class A Common Stock is listed under the symbol “RBCAA” on the NASDAQ Global Select Market.

Republic Bank. It’s just easier hereSM

CONTACT:
Republic Bancorp, Inc.
Steve Trager, 502-584-3600
Chairman and CEO